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                                                                    EXHIBIT 23.7

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statements.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
February 25, 1999